Exhibit 10.15

PARSONS CORPORATION INCENTIVE award PLAN
RESTRICTED STOCK UNIT AWARD

Q[__]  20[__] RETAINER FEE AWARD

Parsons Corporation (the “Company”), pursuant to its Incentive Award Plan (the “Plan”), hereby grants to the participant listed below (“Participant”), an award of Restricted Stock Units (“RSUs” or the “Award”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) indicated below. This Award is subject to all of the terms and conditions as set forth in the Plan, this Grant Notice and in the Restricted Stock Unit Terms and Conditions attached hereto as Exhibit A (the “Terms and Conditions”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Terms and Conditions.

Participant:
Grant Date:
Total Number of RSUs:
Distribution Schedule:	The RSUs shall be distributable in accordance with the Terms and Conditions.
Vesting Schedule:	The RSUs shall be fully vested on the Grant Date.

Participant agrees to be bound by the terms and conditions of the Plan, the Terms and Conditions and this Grant Notice.  Participant has reviewed the Terms and Conditions, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Terms and Conditions and the Plan.  Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan.

EXHIBIT A

TO
RESTRICTED STOCK UNIT GRANT NOTICE

TERMS AND CONDITIONS

1.	INTRODUCTION

Pursuant to the Grant Notice to which these Terms and Conditions are attached, the Company has granted to Participant the right to receive the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in these Terms and Conditions, the Grant Notice and the Plan.  In the event of any inconsistency between the terms of the Plan and these Terms and Conditions, the terms of the Plan will control.

2.	AWARD OF RESTRICTED STOCK UNITS

In consideration of Participant’s service as a Director of the Company and for other good and valuable consideration, the Company hereby grants to Participant the number of RSUs set forth in the Grant Notice. Prior to the actual issuance of any Shares, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

3.	Vesting and forfeiture.
(a)	The RSUs will be fully vested as of the Grant Date
(b)

Notwithstanding the foregoing, all of the RSUs will be forfeited in the event of the commission by Participant of an “Act of Misconduct” prior to payment of the RSUs.  For purposes of the Award, an “Act of Misconduct” means the occurrence of one or more of the following events: (i) Participant uses for profit or discloses to unauthorized persons, confidential information or trade secrets of the Company or any of its Subsidiaries, or (ii) Participant breaches any contract with or violates any fiduciary obligation to the Company or any of its Subsidiaries.

4.	Distribution of RSUs.

Shares of Common Stock shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s vested RSUs as provided in Exhibit B. All distributions of the RSUs shall be made by the Company in the form of whole shares of Common Stock.  No fractional Shares shall be issued and in the event any fractional Shares result from any adjustment to the RSUs pursuant to the Plan, the resulting RSUs shall be rounded down to the nearest whole Share (other than fractional Shares resulting from the payment of the RSUs in installments pursuant to Exhibit B, in which case any such fractional Shares shall be satisfied in cash based on the Fair Market Value of a Share on the date such Share would otherwise have been distributed to Participant).

5.Tax Withholding.

(a)

The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes (including Participant's social security, Medicare and any other employment tax obligation) required by Applicable Law to be withheld with respect to the taxable income of Participant resulting from the vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Award (the “Tax Withholding Obligation”).

(b)

Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company to, and the Company shall, withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Subsidiaries with respect to the vesting or distribution of the RSUs.

(c)

To the maximum extent permitted by Applicable Law, the Company further has the authority to deduct or withhold such amount as is necessary to satisfy any Tax Withholding Obligation from other compensation payable to Participant with respect to any taxable event arising from vesting of the RSUs, the receipt of the Shares upon settlement of the RSUs or any other taxable event relating to the Award.

(d)

Subject to Section 10.2 of the Plan, the applicable Tax Withholding Obligation will be determined based on Participant's Applicable Tax Withholding Rate.  Participant's “Applicable Tax Withholding Rate” shall mean the greater of (i) the minimum applicable statutory tax withholding rate or (ii) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, however, that in no event shall Participant’s Applicable Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, that the number of Shares tendered or withheld, if applicable, pursuant to clause (b) shall be rounded up to the nearest whole Share sufficient to cover the applicable Tax Withholding Obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.

6.	Award Not Transferable.

This Award shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.  Subject to the foregoing restrictions on transfer, the Plan, the Grant Notice and these Terms and Conditions shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

7.Rights as Stockholder.

Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

8.	ClawbackS.

The Award shall be subject to Section 10.5 of the Plan.

9.	administration.

The Administrator shall have the power to interpret the Plan, the Grant Notice and these Terms and Conditions and to adopt such rules for the administration, interpretation and application as are consistent therewith and to interpret, amend or revoke any such rules.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Terms and Conditions.

10.	Adjustments.
Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in the Plan.

11.Notices.

Any notice to be given under the Award to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent physical or email address for Participant listed in the Company’s personnel records. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

12.Governing Law; Severability.

The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the Award without regard to conflicts of laws thereof or of any other jurisdiction. If any one or more provisions of this Award shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13.Entire Agreement.

The Plan, the Grant Notice and these Terms and Conditions constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the Award.

14.	Amendment, Suspension and Termination.

To the extent permitted by the Plan, the Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of the Award shall materially and adversely affect any rights or obligations under this Award without the prior written consent of Participant.

15.	Not a Contract FOR CONTINUED Service.

Nothing in this Award shall confer upon Participant any right to continue to serve as a Director or other service provider to the Company or any of its Subsidiaries.  Participant understands and agrees that this Award is not a promise of continued service for the vesting period of the Award or any portion of it.

16. GENERAL TAX PROVISIONS.

Notwithstanding any other provision of the Plan, these Terms and Conditions or the Grant Notice, the Plan, these Terms and Conditions and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, these Terms and Conditions or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Award shall be treated as a separate and distinct payment. Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.  For purposes of these Terms and Conditions, all references to Participant’s termination of service with the Company or termination as a member of the Board shall mean a “separation from service” as defined in Code Section 409A and Treasury Regulations Section 1.409A-1(h) without regard to the optional alternative definitions available thereunder.  If Participant is a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of Participant's “separation from service", the delivery of any of Common Stock to be delivered upon such “separation from service” shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, and such payment shall be paid or distributed to Participant on the earlier of (a) the expiration of the six-month period measured from the date of Participant's “separation from service” or (b) the date of Participant's death.

17.	Tax Representations.

Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of the Award. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the Award.

EXHIBIT B

TO RESTRICTED STOCK UNIT GRANT NOTICE
DISTRIBUTION SCHEDULE

1.DISTRIBUTION SCHEDULE.

(a)	Except as provided in Section 1(b) below, shares of Common Stock shall be distributed to Participant with respect to Participant's vested RSUs within ten (10) days following the Grant Date.
(b)

If Participant made a valid deferral election within the time period specified by the Company prior to the Grant Date electing deferred delivery of the shares of Common Stock to be issued pursuant to the RSUs (the "Deferral Election Form"), then, subject to Section 16 of the Terms and Conditions, shares of Common Stock shall be distributed and paid to Participant (or in the event of Participant’s death, to his or her estate) with respect to Participant’s RSUs on the same events and date(s) as his or her Sub-account for Participant’s Fee Deferrals with respect to the 2020 Plan Year is to be paid under Article 5 of the Parsons Corporation Board of Directors Fee Deferral Plan for Outside Directors (as amended from time to time, the “Fee Deferral Plan”) and Participant's Deferral Election Form; provided, however, that (a) in the event such payments are to be made in installments, the number of RSUs to be distributed and paid in each installment shall be equal to the total number of RSUs held by Participant divided by the total number of installments to be paid, (b) no interest shall be credited on any unpaid RSUs and any provisions of the Fee Deferral Plan that provide for the payment of interest or other investment income on the unpaid balance of the benefits payable under the Fee Deferral Plan shall not apply to the RSUs, (c) for purposes of Section 5.2(a) of the Fee Deferral Plan, the shares of Common Stock issuable with respect to Participant's RSUs shall be valued based on their Fair Market Value on the last day of the calendar year in which Participant's Termination of Service occurs, and (d) the RSUs and the shares of Common Stock issuable with respect to the RSUs shall be considered a part of Participant's 2020 Subaccount under the Fee Deferral Plan.  To the extent necessary to implement the foregoing distribution and payment provisions, Article 5 of the Fee Deferral Plan and any defined terms used therein are hereby incorporated herein by reference, and the Fee Deferral Plan is hereby amended to the extent necessary to be consistent with the foregoing.  The Deferral Election Form, to the extent applicable to the RSUs, is hereby incorporated into this Agreement by reference.

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